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                                                                       EXHIBIT 8


                              CERPROBE CORPORATION

                       FIRST AMENDMENT TO RIGHTS AGREEMENT


THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "AMENDMENT") is made as of October 11, 2000 between CERPROBE CORPORATION, a Delaware corporation (the "COMPANY"), and COMPUTERSHARE TRUST COMPANY, INC., as rights agent (the "RIGHTS AGENT").

        WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of September 28, 1998 (the "RIGHTS AGREEMENT") (capitalized terms used but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

        WHEREAS, the Company and the Rights Agent desire to irrevocably amend the Rights Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment to Rights Agreement hereby agree as follows:

                                    AMENDMENT

1.      AMENDMENT OF THE RIGHTS AGREEMENT.

        1.1 A new Section 35 of the Rights Agreement is hereby added as follows:

               "Section 35. Permitted Transactions. Reference is made to (a) the Agreement and Plan of Merger by and among the Company, Kulicke and Soffa Industries, Inc., a Pennsylvania corporation ("KS"), and a wholly-owned corporate subsidiary of KS organized under Delaware law ("Merger Sub"), to be dated as of a date occurring on or after October 9, 2000 and on or before October 13, 2000 (such date, the "Execution Date"), as it may be amended from time to time (the "Merger Agreement") and (b) the Stock Option Agreement by and between the Company and KS, to be dated as of the Effective Date, as it may be amended from time to time (the "Stock Option Agreement"). Notwithstanding any other provision of this Agreement, the term "Acquiring Person" as used throughout this Agreement shall not include KS, or any of its Affiliates or Associates, in each case to the extent, but only to the extent, that KS, or any of such Affiliates or Associates, becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding as a result of, or shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding as a result of, the execution, delivery or performance of the Merger Agreement or the Stock Option Agreement or the consummation of the Offer and the Merger (as such terms are defined in the Merger


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               Agreement) or the transactions contemplated thereby, in each case in accordance with the terms thereof, as such terms may be amended by the parties thereto. In addition, notwithstanding any other provision of this Agreement, neither a Distribution Date nor a Stock Acquisition Date shall be deemed to occur, and the Rights will not separate from the Common Stock, as a result of the execution, delivery or performance of the Merger Agreement or the Stock Option Agreement or the consummation of the Offer and the Merger (as such terms are defined in the Merger Agreement) or the transactions contemplated thereby, in each case in accordance with the terms thereof, as such terms may be amended by the parties thereto, and none of the Company, KS, Merger Sub nor the Surviving Corporation (as such term is defined in the Merger Agreement), nor any of their respective Affiliates or Associates, shall have any obligations under this Agreement to any holder (or former holder) of Rights as of and following the consummation of the Offer or the Effective Time (as such terms are defined in the Merger Agreement)."

               Clause (iv) of Section 25(a) of the Rights Agreement is hereby amended by the addition of "except in connection with the transactions contemplated in Section 35 hereof" at the end of the clause.

2. NO OTHER AMENDMENT. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement. This Amendment shall be irrevocable and (a) Kulicke and Soffa Industries, Inc., a Pennsylvania corporation ("KS"), and (b) the wholly-owned corporate subsidiary of KS organized under Delaware that is a party to the Agreement and Plan of Merger by and among the Company, KS and such subsidiary of KS that will be dated as of a date occurring on or after October 9, 2000 and on or before October 13, 2000, shall each be express third party beneficiaries hereof.

3. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.



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        The foregoing Amendment is hereby executed as of the date first above written.

THE COMPANY:

CERPROBE CORPORATION


By: /s/ C. ZANE CLOSE
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    C. Zane Close
    President, Chief Executive Officer


RIGHTS AGENT:

COMPUTERSHARE TRUST COMPANY, INC.


By: /s/ IAN YEWER
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Name: Ian Yewer
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Title: President
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By: /s/ KELLIE GWINN
   -----------------------------------------
Name: Kellie Gwinn
     ---------------------------------------
Title: Vice President
      --------------------------------------